UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 21, 2011, Comstock Mining Inc. (the “Company”) granted 2,750,000 shares of restricted stock (the “Shares”) to Corrado De Gasperis, the Company’s President and Chief Executive Officer, under the Comstock Mining Inc. 2011 Equity Incentive Plan (the “Plan”), subject to certain vesting requirements.

On July 1, 2014, 60% of the Shares vested based upon specific performance-based criteria and additional time-based requirements of Mr. De Gasperis’ employment agreement and based upon the certification by the compensation committee of the board of directors of the Company of the attainment of both the validation of qualified resources (at least measured and indicated) of at least 2,000,000 ounces of gold equivalent and the sustainment of mining operations at specific,  annual production rates..  The Company withheld 650,000 shares to be sold by the Plan’s administrator to meet the Company’s tax withholding obligations with respect to the vested Shares.  Other than the Shares withheld to meet the Company’s tax withholding obligations, Mr. De Gasperis has not sold any Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: July 3, 2014	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director